                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                             VLSI Technology, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as specified in its charter)

                                   Registrant
- --------------------------------------------------------------------------------
                   (Name of person(s) filing proxy statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (A)

    (4) Proposed maximum aggregate value of transaction:

- ------------------
    (A) Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                             VLSI TECHNOLOGY, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 5, 1994
                                   9:00 A.M.

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VLSI Technology, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 5, 1994, at 9:00 a.m., local time, at the Company's offices located at 1151 McKay Drive, San Jose, California 95131, for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To ratify and approve amendments to the 1986 Directors' Stock Option
        Plan.

     3. To ratify the appointment of Ernst & Young as independent auditors of the Company for the fiscal year ending December 30, 1994.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 11, 1994 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote, date, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                          Sincerely,

                                          THOMAS F. MULVANEY, Secretary

San Jose, California
March 28, 1994

                             VLSI TECHNOLOGY, INC.

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of VLSI Technology, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 5, 1994, at 9:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The meeting will be held at the Company's offices located at 1151 McKay Drive, San Jose, California 95131. The Company's principal executive office is located at 1109 McKay Drive, San Jose, California 95131 and its telephone number at that address is (408) 434-3100.

     These proxy solicitation materials were mailed on or about March 28, 1994 to all stockholders entitled to vote at the meeting.

RECORD DATE; OUTSTANDING SHARES

     Stockholders of record at the close of business on March 11, 1994 (the "Record Date") are entitled to notice of and to vote at the meeting. The Company has only one series of Common Shares ("Common Shares") outstanding, which is designated Common Stock, $.01 par value per share ("Common Stock"). At the Record Date, 35,385,582 shares of the Company's Common Stock were issued and outstanding, representing the total number of votes that may be cast at the meeting. See "Voting and Solicitation" below. The closing price of the Company's Common Stock on the Record Date, as reported by the National Association of Securities Dealers, Inc. National Market System ("NASDAQ/NMS"), was $16.00 per share.

     Subsequent to 1993 fiscal year end, all outstanding shares of the Company's Series B Common Stock, $.01 par value per share ("Junior Common Stock"), a series of Common Shares, automatically converted into shares of Common Stock on a one-for-one basis. Such automatic conversion was triggered by the Company's attainment of certain revenue and pre-tax income milestones specified in the Company's Certificate of Incorporation, as amended. Accordingly, there were no shares of Junior Common Stock outstanding on the Record Date.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company or the transfer agent a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Except as provided below with respect to cumulative voting, each share of Common Stock has one vote on all matters.

     Subject to the procedural requirements described below, every stockholder voting in the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than the number of directors to be elected. If cumulative voting for directors is properly invoked by any stockholder, all stockholders may cumulate their votes. Stockholders may only cast votes for candidates whose names have been properly placed in nomination in accordance with the Company's Bylaws. Any stockholder who desires to cumulate votes in the election of directors must give advance notice to the Company, in accordance with its Bylaws, of such stockholder's intention to cumulate his or her votes and must give notice to the other stockholders at the meeting prior to voting for directors. The required advance notice to the Company must be received at the principal executive office of the Company not less than 20 days nor more than 60 days prior to the meeting and must include the stockholder's name and address, the number of shares of Common Stock beneficially owned and the stockholder's request for cumulative voting.

     The cost of soliciting proxies will be borne by the Company. The Company is retaining Corporate Investor Communications, Inc. to solicit proxies at a cost of approximately $5,000, plus out of pocket expenses. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

SECURITY OWNERSHIP

     The following table sets forth the beneficial ownership of Common Stock of the Company as of the Record Date: (i) by each director; (ii) by each executive officer listed in the Summary Compensation Table under the heading "EXECUTIVE OFFICER COMPENSATION"; (iii) by all current directors and executive officers as a group; and (iv) by all persons known by the Company to be the beneficial owners of more than five percent (5%) of the voting power of the Company's outstanding Common Stock:

                                                                                     APPROXIMATE
                                                                                    PERCENTAGE OF
                                                                      NUMBER OF     TOTAL VOTING
                NAME OF PERSON OR IDENTITY OF GROUP                    SHARES           POWER
- --------------------------------------------------------------------  ---------     -------------
Intel Corporation(1)................................................  8,554,569            22.2%
  2200 Mission College Boulevard
  Santa Clara, California 95052
Ryback Management Corporation(2)....................................  3,041,686             8.5%
  7711 Carondelet Avenue, Suite 700
  St. Louis, Missouri 63105
Nicholas-Applegate Capital Management(3)............................  1,920,953             5.4%
  600 W. Broadway, 29th Floor
  San Diego, California 92101
Pierre S. Bonelli(4)................................................      5,000               *
Donald L. Ciffone(5)................................................     32,750               *
Robert P. Dilworth(6)...............................................     15,000               *
Gregory K. Hinckley(7)..............................................     26,500               *
James J. Kim........................................................     40,000               *
L. Don Maulsby(8)...................................................     23,937               *
Dieter J. Mezger(9).................................................    124,113               *
Alfred J. Stein(10).................................................    910,803             2.5%
Horace H. Tsiang(11)................................................     11,000               *
All directors and executive officers as a group
  (12 persons)(4)(5)(6)(7)(8)(9)(10)(11)(12)........................  1,256,978             3.5%

- ---------------
* Less than 1%.

 (1) According to Amendment No. 1 to Schedule 13D dated September 1, 1992, filed by Intel Corporation ("Intel"), Intel is deemed to have sole voting and dispositive power with respect to the 5,355,207 shares of Common Stock held. Includes (i) 2,677,604 shares issuable to Intel upon exercise of a warrant that expires August 25, 1995 and (ii) a right to acquire (the "Right") 521,758 shares (offered to Intel as of February 26, 1994) pursuant to its right to maintain its percentage equity ownership in the Company's stock, which Right expires March 31, 1994. See "ELECTION OF
     DIRECTORS -- Certain Transactions".

 (2) As reported in Schedule 13G dated February 4, 1994, filed by Ryback Management Corporation ("Ryback"), Ryback is deemed to have shared voting and dispositive power with respect to all of the 3,041,686 shares. Includes 461,686 shares issuable upon conversion of the Company's 7% Convertible Subordinated Debentures held by Ryback.

 (3) As reported in Schedule 13G dated February 14, 1994, filed by Nicholas-Applegate Capital Management ("Nicholas-Applegate"). Nicholas-Applegate is deemed to have sole voting power with respect to 235,500 shares and sole dispositive power with respect to all of the 1,920,953 shares.

 (4) These 5,000 shares are exercisable within 60 days of the Record Date under options to purchase an aggregate of 5,000 shares held by Mr. Bonelli.

 (5) Includes 31,250 shares exercisable within 60 days of the Record Date under options to purchase an aggregate of 85,000 shares held by Mr. Ciffone.

 (6) Includes 15,000 shares exercisable within 60 days of the Record Date under options to purchase an aggregate of 35,000 shares held by Mr. Dilworth.

 (7) Includes 25,000 shares exercisable within 60 days of the Record Date under options to purchase an aggregate of 100,000 shares held by Mr. Hinckley.

 (8) Includes 23,437 shares exercisable within 60 days of the Record Date under options to purchase an aggregate of 56,437 shares held by Mr. Maulsby.

 (9) Includes 116,700 shares exercisable within 60 days of the Record Date under options to purchase an aggregate of 121,700 shares held by Mr. Mezger.

(10) Includes 403,750 shares exercisable within 60 days of the Record Date under options to purchase an aggregate of 545,000 shares held by Mr. Stein.

(11) Includes 10,000 shares exercisable within 60 days of the Record Date under options to purchase an aggregate of 30,000 shares held by Mr. Tsiang.

(12) Includes 693,512 shares exercisable within 60 days of the Record Date under options to purchase an aggregate 1,116,512 shares held by four directors and eight executive officers.

COMPLIANCE WITH SECTION 16(a) FILING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of the copies of such reports received by it, or written representations from reporting persons, the Company believes that during the fiscal year ended December 25, 1993, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's next annual meeting of stockholders must be received by the Company no later than November 28, 1994 in order that they may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

     A Board of five directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are presently directors of the Company. In the event that any Company nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors and cumulative voting has been properly invoked, the proxy holders intend to cumulate their votes and to vote all proxies received by them in accordance with cumulative voting procedures in such a manner as they believe will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees for whom such votes will be cast will be determined by the proxy holders. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until his successor has been elected and qualified.

     The names of the nominees, their ages as of the Record Date and certain information about them are set forth below.

                                                                                         DIRECTOR
             NOMINEES                AGE               PRINCIPAL OCCUPATION               SINCE
- -----------------------------------  ---     ----------------------------------------    --------
Pierre S. Bonelli(1)(2)............  54      Chief Executive Officer, Sema Group, a        1983
                                             software, consulting and market research
                                             firm
Robert P. Dilworth(1)(2)...........  52      President and Chief Executive Officer,        1991
                                             Metricom Inc., an electronic metering
                                             and communications systems company
James J. Kim(1)(2).................  58      Chairman of the Board and Chief               1982
                                             Executive Officer, AMKOR Electronics,
                                             Inc., a semiconductor assembly and test
                                             company
Alfred J. Stein....................  61      Chairman of the Board, Chief Executive        1982
                                             Officer and President of the Company
Horace H. Tsiang...................  52      Chief Executive Officer, First                1992
                                             International Computer, Inc., a computer
                                             manufacturing company

- ---------------
(1) Member of Audit Committee.

(2) Member of Compensation Committee.

     Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of the Company.

     Mr. Bonelli also serves as a director of Sema Group and Consultronic, Inc.

     Mr. Dilworth is also a director of Metricom Inc., Qume Corporation and Vadem.

     Mr. Stein joined the Company in March 1982 as Chairman of the Board and Chief Executive Officer and also served as President from January 1983 to August 1983 and from August 1993 to the present. Mr. Stein was initially appointed as a director of the Company in April 1982 pursuant to the terms of his employment agreement with the Company. Pursuant to such agreement, the Company has agreed to use its best efforts while he is employed as Chief Executive Officer to cause the nomination of Mr. Stein to the Board of Directors, to recommend his election as a director and to continue his appointment as Chairman of the Board so long as he serves as a director. Mr. Stein is also a director of Applied Materials, Inc., Qume Corporation and Tandy Corporation.

     Prior to joining First International Computer, Inc., a Taiwanese manufacturer of products for the computer industry, in November 1991, Mr. Tsiang was employed by Wang Laboratories, Inc., a computer manufacturer, from 1969 through July 1991 in various positions, including Executive Vice President from 1985 to 1991.

VOTE REQUIRED

     The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held four meetings during the fiscal year ended December 25, 1993. During such year, no director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and any committees upon which he served.

     The Board of Directors has a Compensation Committee and an Audit Committee. The current members of the Compensation and Audit Committees are identified in the list of directors under "Nominees for Director" above.

     The Compensation Committee is authorized to review and approve the Company's executive compensation policy and to administer the Company's employee stock option and stock purchase plans. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION". The Compensation Committee held three meetings in fiscal 1993. The Compensation Committee is composed solely of non-employee directors.

     The Audit Committee selects and recommends to the Board a firm of independent auditors (whose duty it is to audit the financial statements of the Company for the fiscal year with respect to which they are appointed) and monitors the effectiveness of the audit effort and the Company's internal financial and accounting controls and financial reporting. The Audit Committee held one meeting in fiscal 1993. The Audit Committee is composed solely of non-employee directors.

     There is no nominating committee nor is there any committee performing the duties of a nominating committee.

DIRECTOR COMPENSATION

     Non-employee members of the Board of Directors ("Outside Directors") receive an annual retainer of $10,000, a fee of $2,000 per Board meeting attended and $500 per Board Committee meeting attended (if such meeting is not held within one day of a Board meeting). During 1993, the annual retainer and Board meeting fees were increased to the above-stated levels from $5,000 and $1,000, respectively. The Company also reimburses its directors for certain expenses incurred by them in their capacity as directors or in connection with attendance at Board or Committee meetings.

     In addition, Outside Directors participate in the 1986 Directors' Stock Option Plan (the "Directors' Plan"). Certain amendments to the Directors' Plan (the "Directors' Plan Amendments") are being presented to the stockholders for approval at the Annual Meeting. See "AMENDMENT OF THE 1986 DIRECTORS' STOCK OPTION PLAN". The Directors' Plan provides for the automatic grant of non-statutory options to Outside Directors on an annual basis in order to motivate them to continue to serve as directors. A total of 300,000 shares of the Company's Common Stock is reserved for issuance during the 10-year term of the Plan, which expires in August 1996. The Directors' Plan Amendments would extend the term of the Directors' Plan for five years to August 2001. The exercise price of options granted under the Directors' Plan is the fair market value of the Company's Common Stock on the date of the automatic grant, as determined in accordance with the Directors' Plan. All options have a term of five years. The Directors' Plan Amendments would increase the term of options granted after stockholder approval of the Directors' Plan Amendments to ten years.

     Each Outside Director who was serving as such on the date of adoption of the Directors' Plan received an automatic grant on such date of an option to purchase 20,000 shares of Common Stock (an "Initial Option"). An Initial Option becomes exercisable cumulatively with respect to 5,000 shares on the first day of each fiscal year following the date of grant. Each person who becomes an Outside Director subsequent to the date of adoption of the Directors' Plan receives an automatic grant of an Initial Option on the date of his or her initial appointment or election to the Board.

     After receiving an Initial Option, an Outside Director is automatically granted an additional option to purchase 5,000 shares under the Directors' Plan (a "Subsequent Option") on the first day of each fiscal year of the Company. Each Subsequent Option becomes exercisable in full on the first day of the fourth fiscal year beginning after the date of grant of such option. The Directors' Plan Amendments, if approved by stockholders at the Annual Meeting, would eliminate the previously existing 40,000 share limit on the number of shares subject to options granted under the Directors' Plan to any director. Such amendments would also provide for the grant of an immediately exercisable replenishment option to purchase up to 20,000 shares to any director whose Initial Option has expired, or in the future expires, unexercised.

     During the last fiscal year, a Subsequent Option to purchase 5,000 shares at an exercise price of $7.375 per share was granted under the Directors' Plan to each of directors Dilworth and Tsiang. As of December 25, 1993, options to purchase 10,000 shares had been exercised under the Directors' Plan at a net realized value of $48,125 and 220,000 shares remained available for future grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of directors Bonelli, Dilworth and Kim.

     The Company paid AMKOR (a corporation of which Mr. Kim is an officer, director and the majority stockholder) or accrued for payment approximately $38,100,000 in fiscal 1993 for assembly and test services performed for the Company by ANAM Semiconductor Technology Co. Ltd. (a Korean corporation with which Mr. Kim is affiliated) under contract with AMKOR.

CERTAIN TRANSACTIONS

     INTEL. On August 25, 1992, Intel Corporation ("Intel") invested $50 million (prior to deduction of issuance costs) in the Company to acquire 5,355,207 shares of the Company's Common Stock (the "Intel Shares") plus a warrant (the "Warrant") to purchase an additional 2,677,604 of the Company's Common Stock (the "Warrant Shares") at $11.69 per share pursuant to the Intel/VLSI Stock and Warrant Purchase Agreement (the "Equity Agreement"). In addition, on July 8, 1992, the Company and Intel entered into a Technology and Manufacturing Agreement (the "Technology Agreement"). Pursuant to the Technology Agreement, Intel licensed its 386SL(TM) core to the Company. The Company is designing, marketing and selling integrated circuits for the handheld personal computer market, and Intel is manufacturing the Intel core-based microprocessor products for the Company.

     The Equity Agreement provides Intel with certain rights, including a right of first refusal upon a proposed sale of corporate control of the Company, demand registration rights with respect to the Intel Shares and the Warrant Shares, a right of Intel to representation on the Company's Board of Directors, a right to initiate a tender offer for the Company's stock under certain circumstances, a right to respond to a third-party tender offer by making its own tender offer for the Company's stock and a right for Intel to purchase additional securities in order to maintain its percentage equity ownership. Regarding Intel's right to maintain its percentage equity ownership, on March 1, 1994, the Company notified Intel of its right to purchase an additional 521,758 shares of the Company's Common Stock at a price of $13.31 per share. Intel has until March 31, 1994 to exercise this right.

     The Equity Agreement also imposes certain restrictions on Intel, including a limitation on Intel's ability to acquire additional shares of the Company's voting stock (referred to as a standstill), a requirement that Intel vote its VLSI shares in the same proportion as other stockholders on matters submitted to the VLSI stockholders for approval (unless it would be materially adverse to Intel's interest), restrictions on transfer of the Intel Shares, the Warrant and the Warrant Shares and a limited right of first refusal by the Company upon a proposed transfer of the Company's securities by Intel in certain circumstances following a hostile tender offer.

     The Warrant, which expires in August 1995, contains certain antidilution provisions, including adjustments for future stock issuances at prices below fair market value. In the event that the Company is acquired (by merger, sale of assets or otherwise) for consideration other than common stock of the acquiring corporation during the three-year term of the Warrant, the warrantholder is entitled to receive minimum consideration from the acquiring corporation. Such minimum amount, which was equal to $3.25 per Warrant Share as of August 25, 1992 ($1.81 at December 25, 1993), decreases on a straight-line daily basis over the three-year term of the Warrant to zero. The Warrant does not give the holder thereof any voting rights prior to exercise of the Warrant and issuance of the Warrant Shares.

     RELOCATION ASSISTANCE. In 1992, to facilitate his relocation, the Company loaned Dieter J. Mezger $100,000 on an interest-free basis with principal due three years from the date of the promissory note and $280,000 with interest payable at the rate of 7% over the one-year term of the promissory note. The due date on that loan was extended by the Board through July 1994. Both loans are secured by trust deeds on Mr. Mezger's residence. The largest principal amount outstanding during the last fiscal year was $380,000 and the principal amount outstanding at fiscal year end was $380,000.

     In 1992, to facilitate his relocation, the Company loaned Dr. James R. Fiebiger (then an executive officer) $150,000 on an interest-free basis with principal due one year from the date of the promissory note. The note was secured by a trust deed on Dr. Fiebiger's residence and was fully repaid during the second quarter of 1993. The largest principal amount outstanding during the last fiscal year was $150,000 and there was no outstanding balance at fiscal year end. In addition, during 1993, the Company also paid Dr. Fiebiger $265,314, covering expenses associated with his relocation.

     SEVERANCE ARRANGEMENTS. On August 27, 1993, Dr. Fiebiger resigned from his position as President, Chief Operating Officer and a Director of the Company. On August 26, 1993, the Company and Dr. Fiebiger entered into a letter agreement pursuant to which Dr. Fiebiger is to receive monies equivalent to his then current base salary ($28,333 per month) for a 12-month period, outplacement services, as well as health benefits over the same period. These payments and benefits would cease earlier if Dr. Fiebiger accepts employment or performs consulting services for any other entity. The Company received a full release of liability and a one-year noncompete agreement as consideration.

     See also the footnotes to the Summary Compensation Table under the heading "EXECUTIVE OFFICER COMPENSATION" and the information under the heading "ELECTION OF DIRECTORS -- Compensation Committee Interlocks and Insider Participation".

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table, together with the footnotes thereto, summarizes the total compensation for fiscal year 1993 of the Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the "Named Officers"), as well as the total compensation paid to each Named Officer for the Company's two previous fiscal years, if applicable.

                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                                                      --------------------
                                                                                             AWARDS
                                                      ANNUAL COMPENSATION             --------------------
                                               ----------------------------------
                                                                          OTHER            SECURITIES
                                                                          ANNUAL           UNDERLYING         ALL OTHER
                                                                         COMPEN-         OPTIONS(#)(4)       COMPENSATION
                                                SALARY       BONUS        SATION      --------------------   ------------
NAME AND PRINCIPAL POSITION           YEAR      ($)(1)       ($)(2)       ($)(3)      COMPANY   SUBSIDIARY      ($)(5)
- ------------------------------------  ----     --------     --------     --------     -------   ----------   ------------
Alfred J.  Stein....................  1993     $485,009     $300,000          --      75,000            0      $ 41,222
Chairman of the Board,                1992      484,144            0          --     150,000       70,000        39,667
Chief Executive Officer               1991      410,004      100,000          --      40,000            0            --
and President

Dieter J. Mezger....................  1993     $296,441     $ 30,000     $51,699           0            0      $ 16,156
Senior Vice President                 1992      300,625            0      39,607           0      100,000        15,668
of the Company and                    1991      302,812       10,030          --      20,000            0            --
President, COMPASS
Design Automation, Inc.

Gregory K. Hinckley(1)(b)...........  1993     $225,000     $ 75,000    $121,809           0       25,000      $  1,792
Vice President, Finance and           1992       60,577            0      15,361     100,000            0           448
Chief Financial Officer

L. Don Maulsby(1)(c)................  1993     $185,000     $ 71,000           0      20,000            0      $    853
Vice President,                       1992      183,268       20,000          --      30,000       10,000           809
Worldwide Sales and
Technology Center
Operations

Donald L. Ciffone(1)(b).............  1993     $184,385     $ 76,000           0      35,000            0      $    714
Vice President and                    1992      155,961            0           0      50,000       10,000           743
General Manager,
VLSI Product Divisions

- ---------------

(1) (a) The amounts disclosed in this column include amounts deferred by the Named Officers pursuant to the Company's 401(k)Investment Retirement Plan (the "401(k) Plan").
    (b) Messrs. Ciffone and Hinckley became executive officers in August 1992.
    (c) Mr. Maulsby became an executive officer in November 1992.

(2) The amounts disclosed in this column represent:

    (a) Payments made by the Company under its Executive Performance Incentive Plan. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION".
    (b) Commissions earned by Mr. Maulsby in 1992 under the Company's sales incentive program.

(3) Amounts for fiscal 1991 have been omitted as permitted by SEC rules. Amounts for fiscal 1992 and 1993 exclude perquisites if the aggregate amount of the Named Officer's perquisites was less than the lesser of $50,000 or 10% of such Named Officer's salary plus bonus. The amounts in the "Other Annual Compensation" column include:

    (a) Payment by the Company of certain 1992 and 1993 relocation costs to Mr. Mezger in the amount of $26,016 and $39,226, respectively.

    (b) Payment by the Company of certain 1992 and 1993 relocation costs to Mr. Hinckley in the amount of $15,361 and $121,809, respectively.

(4) The stock option grants listed in the table include options to purchase Common Stock of the Company and options to purchase Common Stock of a subsidiary, COMPASS Design Automation, Inc. ("COMPASS"). In 1992 and 1993, the Company's subsidiary, COMPASS, granted stock options to purchase COMPASS common stock to virtually all of the COMPASS employees and certain VLSI employees, including the Named Officers, pursuant to the COMPASS 1992 Stock Option Plan (the "COMPASS Stock Plan"). See "EXECUTIVE OFFICER
    COMPENSATION -- Stock Options" below for additional information regarding options to purchase stock of COMPASS granted in fiscal 1992 and 1993.

(5) The amounts in the "All Other Compensation" column for fiscal year 1993 include:

    (a) Company contributions in fiscal 1993 under the 401(k) Plan in the following amounts: Alfred J. Stein -- $300; Gregory K. Hinckley -- $400;
        L. Don Maulsby -- $200; Donald L. Ciffone -- $300.
    (b) Payment by the Company of 1993 premiums for term life insurance for the Named Officers in the following amounts: Alfred J. Stein -- $12,932; Dieter J. Mezger -- $1,786; Gregory K. Hinckley -- $1,392; L. Don Maulsby -- $653; Donald L. Ciffone -- $414.
    (c) Payment by the Company of 1993 premiums for life insurance policies for Mr. Stein in the amount of $27,990.
    (d) Payment by the Company of 1993 premiums for disability insurance policies for Mr. Mezger in the amount of $14,370.

MANAGEMENT CONTINUITY AGREEMENTS

     The Company is a party to management continuity agreements with certain of its officers, including all of the Named Officers, which agreements are designed to ensure the officers' continued services to the Company in the event of a "change in control". Benefits are payable only if the officer's employment is terminated by the Company or the officer is constructively discharged within two years following a "change in control". For purposes of the agreement, a "change in control" is deemed to have occurred in the event of (1) Company stockholder approval of (i) a merger or consolidation of the Company with any other corporation or (ii) a plan of liquidation or dissolution; (2) the sale, lease or exchange of more than 50% of the Company's assets; (3) acquisition by any person of beneficial ownership of more than 50% of the combined voting power of the Company's then outstanding securities; or (4) a change of the majority of the Board of Directors within a three-year period.

     If, within two years after a "change in control", an officer's employment is terminated by the Company or the officer is constructively discharged, the officer will receive: (1) a severance benefit equal to two times his or her current annual base salary; (2) full and immediate vesting of all unvested stock options; and (3) 24 months continuation of other incidental benefits.

STOCK OPTIONS

     The following table presents information with respect to options to purchase the Company's Common Stock and options to purchase COMPASS Common Stock granted during fiscal 1993 to the Named Officers. No stock appreciation rights ("SARs") have been granted by the Company or COMPASS.

                                         OPTION GRANTS IN LAST FISCAL YEAR
- --------------------------------------------------------------------------------------------------------------------
                                             INDIVIDUAL GRANTS(1)                          POTENTIAL REALIZABLE
                             -----------------------------------------------------           VALUE AT ASSUMED
                                            % OF TOTAL                                        ANNUAL RATES OF
                             NUMBER OF       OPTIONS                                            STOCK PRICE
                             SECURITIES     GRANTED TO                                       APPRECIATION FOR
                             UNDERLYING     EMPLOYEES      EXERCISE                           OPTION TERM(2)
                              OPTIONS       IN FISCAL       PRICE       EXPIRATION     -----------------------------
       NAME OR GROUP         GRANTED(#)        YEAR         ($/SH)         DATE           5%($)            10%($)
- ---------------------------  ----------     ----------     --------     ----------     ------------     ------------
Alfred J. Stein............    75,000          7.91%        $6.875       5/3/2003      $    324,274     $    821,773
Dieter J. Mezger...........         0              --           --             --                --               --
Gregory K. Hinckley........    25,000*         4.34%*          .10*      5/3/2003             1,572            3,984
L. Don Maulsby.............    20,000          2.11%         6.875       5/3/2003            86,473          219,340
Donald L. Ciffone..........    35,000          3.69%         6.875       5/3/2003           151,328          383,494
All Stockholders...........       N/A           N/A            N/A            N/A       215,153,856      545,242,115

- ---------------
* Denotes options to purchase Common Stock of the Company's subsidiary, COMPASS.

(1) (a) All options to purchase the Company's Common Stock granted in 1993 to the Named Officers have ten-year terms and become exercisable in annual 25% increments commencing on the first anniversary of the original grant date, with full exercisability occurring on the fourth anniversary date. The per share exercise price is the closing price for the Company's Common Stock on NASDAQ/NMS on the date of the grant. The options were granted under the Company's 1992 Stock Plan (the "Stock Plan"), which is currently administered by the Compensation Committee. Such committee has broad discretion and authority to amend outstanding options and to reprice options, whether through an exchange of options or an amendment thereto. The Stock Plan provides for the automatic acceleration of vesting of all outstanding options (such that they become exercisable in full) in the event of a "change in control", as defined in the Stock Plan.

    (b) In 1992 and 1993, the Company's subsidiary, COMPASS, granted stock options to purchase COMPASS common stock to certain of the Named Officers pursuant to the COMPASS Stock Plan (the "COMPASS Plan"). All optionees under the COMPASS Plan, including such Named Officers, received option grants having an exercise price of $.10 per share, which represents the estimated fair value of COMPASS common stock as determined by the COMPASS Board of Directors. Subject to certain conditions, these options become exercisable cumulatively as follows: second anniversary of date of the grant -- 33 1/3%; third anniversary of the date of the grant -- additional 33 1/3%; fourth anniversary of the date of the grant -- remaining 33 1/3%. Subject to certain conditions, most of these options, including all those granted to the Named Officers, contain additional rights and obligations, including the right of a COMPASS Plan participant to put shares of COMPASS common stock acquired through the COMPASS Plan back to COMPASS or the Company; the Company's right to buy back COMPASS common stock issued under the COMPASS Plan; and a right of first refusal by COMPASS or the Company to purchase COMPASS common stock issued under the COMPASS Plan which is being offered for sale to any third party.

(2) For the Named Officers, the potential realizable value is calculated based on the fair market value (or estimated fair value for COMPASS options) on the date of grant, which is equal to the exercise price of options granted in fiscal 1993, assuming that the relevant stock (i.e., the Company's or COMPASS') appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). For "All Stockholders", the potential value is calculated based on $9.75 per share, the closing price of the Common Stock on the last trading day of the Company's 1993 fiscal year, December 23, 1993, assuming the same annual rates of appreciation for ten years, multiplied by the outstanding shares of Common Stock at fiscal year end. Potential realizable value listed for the Named Officers and "All Stockholders" is net of the option exercise price or fiscal year end price, respectively. The assumed rates of appreciation are specified in SEC rules and do not represent the Company's estimate or projection of future stock prices. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and the option holders' continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

     The number of shares of Company and COMPASS stock issued upon exercise of options and the value realized from any such exercise during the year ended December 25, 1993 and the number of exercisable and unexercisable options held and their value at December 25, 1993 for the Named Officers of the Company are set forth in the following table.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
- ----------------------------------------------------------------------------------------------------------------
                                                                        NUMBER OF
                                                                       SECURITIES
                                                                       UNDERLYING          VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS
                                                                      AT FY-END(#)           AT FY-END($)(2)
                                                                   -------------------    ----------------------
                         SHARES ACQUIRED       VALUE REALIZED         EXERCISABLE/             EXERCISABLE/
                          ON EXERCISE(#)           ($)(1)             UNEXERCISABLE           UNEXERCISABLE
                         ----------------    ------------------    -------------------    ----------------------
NAME                      VLSI    COMPASS      VLSI     COMPASS      VLSI      COMPASS        VLSI       COMPASS
- -----------------------  ------   -------    --------   -------    ---------   -------    ------------   -------
Alfred J. Stein........       0        0           --       --     325,000/      0/        $1,520,000/     $0/
                                                                   220,000     70,000      $  603,125      $0
Dieter J. Mezger.......       0        0           --       --     105,450/      0/           507,363/      0/
                                                                    16,250    100,000          39,063       0
Gregory K. Hinckley....       0        0           --       --      25,000/      0/            68,750/      0/
                                                                    75,000     25,000         206,250       0
L. Don Maulsby.........   2,937        0      $24,011       --      12,500/      0/            40,625/      0/
                                                                    43,937     10,000         128,544       0
Donald L. Ciffone......       0        0           --       --      20,000/      0/            27,813/      0/
                                                                    65,000     10,000         154,063       0

- ---------------
(1) Market value of underlying securities on the date of exercise, minus the exercise price.

(2) Market value of underlying securities at fiscal year end (for in-the-money options only) minus the exercise price. All COMPASS stock options described in footnote (1)(b) to the table entitled "Option Grants in Last Fiscal Year" remained outstanding, were unexercisable and were not in-the-money at 1993 fiscal year end.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

COMPENSATION PRINCIPLES

     The Company firmly believes that the compensation of its employees, including its executive officers, should be guided by the following principles:

     - Attract, retain and motivate well-qualified employees who contribute to the long-term success of the Company.

     - Strongly encourage the development and achievement of strategic objectives that enhance long-term stockholder value.

     - Relate compensation levels to the overall success of the Company, which includes sound financial results for its stockholders, providing quality products and services useful to its customers and fostering an environment based on teamwork, enabling its employees to achieve both strategic and tactical objectives.

     The Compensation Committee is considering the potential future effects on the Company of newly adopted Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") (which limits the deductibility by corporations of certain executive compensation in excess of $1 million for any individual) and expects to adopt a policy during fiscal 1994 with respect to whether or not the Company will seek to qualify some or all of the compensation paid to its executive officers for an exemption from the deductibility limitations of
Section 162(m). The Company believes that the stock option and purchase plans in which executive officers are eligible to participate comply with Rule 16b-3 promulgated under the Exchange Act and therefore the options and stock purchase rights granted thereunder qualify for a temporary exemption from Section 162(m) based on the transition provisions until the earlier to occur of 1997 or a material modification of the relevant plan. In addition, the non-equity-based compensation paid to the Named Officers in fiscal 1993, and expected to be paid in fiscal 1994, does not exceed $1 million for any individual.

EXECUTIVE COMPENSATION PRACTICES

     The Company's executive compensation program consists primarily of cash and equity-based components. Salary and, if warranted, annual awards under the Executive Performance Incentive Plan (the "Incentive Plan") comprise the cash components. Grants of options under the Company's stock option plans and the COMPASS Plan and participation in the Company's employee stock purchase plan comprise the equity-based components. The Company also provides health and welfare benefits to the Named Officers through programs that are generally available to all employees.

CASH COMPONENTS

     Salary levels are reviewed periodically and Incentive Plan target levels are established annually for executive officers by the Compensation Committee after a review of compensation surveys for electronic manufacturing companies, including integrated circuit manufacturers. For 1993, the survey group consisted of 19 companies in the semiconductor industry, including U.S. semiconductor companies having annual revenues of up to approximately $2 billion and semiconductor operations of foreign multi-national corporations. Of these companies, six are included in the Hambrecht & Quist Technology index (See "STOCK PRICE PERFORMANCE GRAPH"). In years that the Company exhibits superior financial performance, cash compensation is designed to be above average competitive levels. When financial performance is below plan, cash compensation is designed to be below average competitive levels. It is the Company's intent to maintain a total compensation program that can attract, motivate and retain high-performance executives who are critical to the long-term success of the Company. During 1993, salary adjustments for the Named Officers were limited in order to tie the Named Officers' total compensation to Company performance through the Incentive Plan.

     Employees, including executive officers, who participate in the 401(k) Plan may receive a Company matching contribution into their respective 401(k) Plan accounts of up to $400 per year.

     The Incentive Plan provides for annual awards, which are paid after the end of the fiscal year, based upon achievement of pre-established annual goals (the "Goals"), including revenue and operating profit goals for the Company's financial performance, department or business unit goals and individual performance goals. Each element is weighted by percentage, but the weighting can be varied in the discretion of the Compensation Committee. The Compensation Committee establishes targets for revenue, gross margin and operating profit on a Company-wide and business unit basis at the beginning of each fiscal year, and also sets individual objectives, such as new product development milestones and key product launch dates. During 1993, no awards were to be paid if the Company's performance fell below an operating profit target. Once the Company's operating profit targets were met, individual incentive plan payouts were awarded based on achievement of the Goals. Awards are prorated for participation for less than one year, but awards are not generally paid for less than six months of participation, except at the discretion of the Compensation Committee. Employees with other bonus arrangements or contracts (including commission arrangements) are generally excluded from participation in the Incentive Plan, unless otherwise directed by the Compensation Committee. The Incentive Plan may be modified from time to time, or discontinued, at the discretion of the Compensation Committee.

EQUITY-BASED COMPONENTS

     The Company utilizes equity-based compensation in the form of stock options and discount stock purchases under the employee stock purchase plan for its employees (including the Named Officers) because it provides a close tie between management and the stockholder by focusing employees and management on creating and enhancing long-term stockholder value. The actual value of such equity-based compensation correlates directly to the Company's stock price performance.

     Stock options are an essential element of the Company's compensation package. This component is intended to retain all employees receiving options, including the Named Officers, and to motivate them to improve long-term stock market performance. Some 1,185 employees (or approximately 45% of all employees at December 25, 1993) participate in the various stock option plans. Stock options are currently outstanding under the 1982 Incentive Stock Option Plan (the "1982 Plan"), which expired in May 1992, the 1992 Stock Plan (the "1992 Plan") and the COMPASS Plan.

     In determining the number of shares subject to options to be granted to executive officers, the Compensation Committee considers survey data on options granted to executives with comparable positions at other companies, the number of shares subject to options previously granted to the executive, the number of unvested shares subject to outstanding options held by the executive (which is an indicator of the retention value of the outstanding options) and an evaluation of the executive's prior year individual performance. In 1993, the Compensation Committee focused on retention and individual performance as the critical factors in determining the number of options to grant to executives.

     The options granted in 1993 under the 1992 Plan had exercise prices of not less than the fair market value (the NASDAQ/NMS closing price) of the Common Stock on the grant date and will only have value if the stock price increases subsequent to the date of grant. These options become exercisable cumulatively at an annual rate of 25% of the total shares granted commencing one year from the date of grant. Both the 1982 Plan and the 1992 Plan provide for full vesting of options in the event there is a change of control of the Company.

     Options to purchase common stock of COMPASS granted under the COMPASS Plan in 1993 had exercise prices of not less than the estimated fair value, as determined by the COMPASS and Company Board of Directors, on the grant date. Subject to certain conditions, these options become exercisable cumulatively as follows: second anniversary of the grant date -- 33 1/3%; third anniversary of the grant date -- additional 33 1/3%; fourth anniversary of the grant date -- remaining 33 1/3%. No option under the COMPASS Plan may be exercised after 10 years and one month from the date of the grant.

     The Company has not issued any stock appreciation rights (SARs), stock purchase rights, long-term performance awards in stock or stock bonus awards to any Named Officer or any other person under the 1982 Plan, the 1992 Plan or the COMPASS Plan.

1993 CHIEF EXECUTIVE COMPENSATION

     Mr. Stein, in his capacity as the Chairman of the Board, Chief Executive Officer and President, participates in the same compensation programs as the other Named Officers. The Compensation Committee has based Mr. Stein's total compensation, including compensation derived from the Incentive Plan and the stock option plans, at a level it believes is competitive with the average amount paid by other electronics companies based on survey data.

     Mr. Stein's salary has not been increased since December 1991. Mr. Stein's Incentive Plan award for 1993 was based on the Company achieving and surpassing an operating profit target set by the Compensation Committee. The 1993 stock option grant to Mr. Stein was primarily made as a retention vehicle in view of the relatively small number of unvested options held by Mr. Stein and the growing competition for top executive talent in the semiconductor industry. Mr. Stein also receives additional life insurance benefits and income tax preparation services.

     This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Exchange Act (collectively, the "Acts"), except to the extent that the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

                                          SUBMITTED BY THE
                                          COMPENSATION COMMITTEE:

                                          James J. Kim, Chairman
                                          Pierre S. Bonelli
                                          Robert P. Dilworth

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total stockholder returns for the Company, the Standard & Poor's 500 index (the "S&P 500") and the Hambrecht & Quist Technology index ("H&Q Technology"). The H&Q Technology index is composed of approximately 200 companies in the electronics and technology industry, including semiconductors, health care and related service industries. Historic stock price performance is not necessarily indicative of future stock price performance.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                              [CAMERA READY CHART]

                   Assumes $100 invested on December 25, 1988

                *Total return assumes reinvestment of dividends

     Note: Total returns for the S&P 500 index and for the H&Q Technology index are weighted based on market capitalization.

                                           12/25/88   12/31/89   12/29/90   12/28/91   12/26/92   12/25/93
                                           --------   --------   --------   --------   --------   --------
VLSI.....................................  $ 100.00   $  86.76   $  52.94   $  89.71   $  95.59   $ 126.47
S & P 500................................  $ 100.00   $ 131.69   $ 127.60   $ 166.47   $ 179.15   $ 197.21
H & Q TECHNOLOGY.........................  $ 100.00   $ 108.47   $  99.16   $ 146.60   $ 168.62   $ 184.01

     The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that the Company specifically incorporates this performance graph by reference, and shall not otherwise be deemed filed under such Acts.

               AMENDMENT OF THE 1986 DIRECTORS' STOCK OPTION PLAN

     The 1986 Directors' Stock Option Plan (the "Directors' Plan") was adopted by the Board of Directors of the Company in August 1986 and has been amended several times since then. A total of 300,000 shares of the Company's Common Stock are reserved for issuance under the Directors' Plan. The Directors' Plan provides an opportunity for all non-employee members of the Board of Directors to become stockholders of the Company.

PROPOSED AMENDMENTS

     In August 1993 and March 1994, the Board approved amendments to the Directors' Plan (collectively, the "Amendments"), subject to stockholder approval, in order to: (1) increase the term of options granted in the future under the Directors' Plan from five years to ten years; (2) remove the limitation that no director could be granted options to purchase in the aggregate more than 40,000 shares of Company Common Stock under the Directors' Plan; (3) delete the provisions previously contained in the Directors' Plan by which options could be suspended or terminated in the event of certain misconduct by the optionee; (4) add a provision by which certain options granted under the Directors' Plan that had expired unexercised in the past (or that may expire unexercised in the future) are replenished through the grant of an additional option; and (5) extend the term of the Directors' Plan until August 6, 2001. The effectiveness of the Amendments is subject to stockholder approval. Accordingly, pending such stockholder approval, (1) no Subsequent Option (as defined below) will be granted to any Outside Director who has been granted options to purchase 40,000 shares in the aggregate, (2) no Replenishment Options (as defined below) will be granted to any director, and (3) all options will have five-year terms.

     At the Annual Meeting, the stockholders are being requested to ratify and approve the Amendments to the Directors' Plan. The Board believes that the continued service of its outside directors is extremely valuable to the Company and recommends approval of the Amendments, which are intended both to recognize past service and to provide additional incentive for non-employee directors to continue serving on the Company's Board of Directors.

VOTE REQUIRED

     Affirmative votes constituting a majority of the Votes Cast will be required to ratify and approve the proposed Amendments to the Directors' Plan. Management recommends voting "FOR" ratification and approval of the Amendments to the Directors' Plan.

DESCRIPTION OF THE DIRECTORS' PLAN, AS AMENDED

     GENERAL. Options granted under the Directors' Plan are nonstatutory options. See "Tax Information" below for information concerning the tax treatment of nonstatutory stock options. The purposes of the Directors' Plan are to attract and retain the best available personnel for service as directors of the Company, to provide additional incentive to the non-employee directors of the Company (the "Outside Directors") and to encourage their continued service on the Board.

     ADMINISTRATION. The Directors' Plan is administered by the Board of Directors. The interpretation and construction of any provisions of the Directors' Plan shall be within the sole discretion of the Board, whose determination shall be final and conclusive.

     ELIGIBILITY. The Directors' Plan provides that options may be granted only to Outside Directors. There are currently four eligible Outside Directors. All grants are automatic and are not subject to the discretion of any person. No option is granted under the Directors' Plan to an Outside Director who holds other options or warrants not granted under the Directors' Plan that have not yet become exercisable.

     AUTOMATIC GRANT OF OPTIONS. Each Outside Director who was serving as such on the date of adoption of the Directors' Plan (August 6, 1986) received an automatic grant on such date of an option to purchase 20,000 shares of Common Stock (the "Initial Option"). Each Outside Director who becomes a director subsequent to the date of adoption of the Directors' Plan receives an automatic grant of an Initial Option on the date of his or her appointment or election to the Board. An Initial Option becomes exercisable cumulatively with respect to 5,000 shares on the first day of each fiscal year following the date of grant.

     After receiving an Initial Option, an Outside Director is automatically granted an additional option to purchase 5,000 shares under the Directors' Plan (the "Subsequent Option") on the first day of each fiscal year of the Company. The Subsequent Option becomes exercisable in full on the first day of the fourth fiscal year beginning after the date of grant of such option.

     After an Outside Director is granted an Initial Option and upon the later to occur of (A) the date of approval by the stockholders of the Amendments (the "Effective Date") or (B) the date on which such Outside Director's First Option or a Replenishment Option (as defined below) expires unexercised, such Outside Director shall be automatically granted an option (a "Replenishment Option") to purchase a number of shares equal to 20,000 minus the aggregate number of shares, if any, that were issued to such Outside Director upon exercise of his or her Initial Option and any previously granted Replenishment Options. A Replenishment Option is exercisable in full on the date of grant.

     TERMS AND CONDITIONS OF OPTIONS. All options granted under the Directors' Plan prior to the Effective Date have a term of five years; options granted on or after the Effective Date will have a ten-year term from the date of grant. The options become exercisable as described above under "Automatic Grant of Options". Payment for shares issued upon exercise of an option may consist of cash or other shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price, or any combination thereof. The exercise price of options granted under the Directors' Plan is the fair market value of the Company's Common Stock on the date of grant. The Directors' Plan provides that, if the Outside Director ceases to serve as a director due to death or permanent disability, options may be exercised at any time within six months after termination of service. Following termination of service as a director for any other reason, options may be exercised within 30 days after such termination. An option is nontransferable by the optionee, other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order as defined by the Code, or Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder, and may be exercised, during the lifetime of the optionee, only by the optionee or by a permitted transferee.

     CAPITAL CHANGES. In the event any change, such as a stock split or payment of a stock dividend, is made in the Company's capitalization that results in an exchange of Common Stock for a greater or lesser number of shares without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price and in the number of shares subject to options outstanding under the Directors' Plan, as well as in the number of shares reserved for issuance under the Directors' Plan. In the event of the proposed dissolution or liquidation of the Company, all options will terminate immediately prior to the consummation of such proposed action. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, all options shall be assumed by such successor corporation.

     AMENDMENT, TERMINATION AND TERM OF THE DIRECTORS' PLAN. The Board of Directors may amend the Directors' Plan from time to time or may terminate it without approval of the stockholders of the Company. However, effective September 1, 1994 (or later, if permitted by the rules of the Securities and Exchange Commission) the provisions of the Directors' Plan that relate to the amount, price and timing of options granted under the Directors' Plan may not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder. Furthermore, stockholder approval is required for any amendment that increases the number of shares subject to the Directors' Plan, changes the designation of persons eligible for grants under the Directors' Plan, materially increases the benefits that may accrue to participants under the Directors' Plan or changes the number of shares subject to options granted under the Directors' Plan or the terms thereof. However, no such action by the Board of Directors or stockholders may unilaterally alter or impair any option previously granted under the Directors' Plan without the consent of the optionee. In any event, the Directors' Plan will expire by its terms in August 1996 (August 2001 if the Amendments are approved by the stockholders).

     PARTICIPATION IN THE DIRECTORS' PLAN. The grant of options under the Directors' Plan is automatic, as described above. Only non-employee directors are eligible to receive options under the Directors' Plan; executive officers (including the Named Officers) are not eligible. The following table sets forth information with respect to the grant of options under the Directors' Plan, as proposed to be amended, to the Outside Directors since the beginning of the last fiscal year through and including the date of the Annual Meeting (assuming stockholder approval of the Amendments):

                                      AMENDED PLAN BENEFITS
                                1986 DIRECTORS' STOCK OPTION PLAN
- --------------------------------------------------------------------------------------------------
                                                                  NUMBER OF SHARES
                                                                     UNDERLYING          DOLLAR
NAME OF INDIVIDUAL OR IDENTITY OF GROUP AND POSITION              OPTIONS GRANTED      VALUE($)(2)
- ----------------------------------------------------------------  ----------------     -----------
Pierre S. Bonelli, Outside Director.............................        25,000(1)       $  43,125
Robert P. Dilworth, Outside Director............................        35,000            264,375
James J. Kim, Outside Director..................................        20,000(1)               0
Horace H. Tsiang, Outside Director..............................        30,000            259,375
                                                                  ----------------     -----------
All Outside Directors as a Group................................       110,000          $ 566,875
                                                                  ----------------     -----------
                                                                  ----------------     -----------

- ---------------
(1) Includes 20,000 shares subject to a Replenishment Option to be granted upon stockholder approval of the Amendments.

(2) Represents the spread (if any) between the exercise price and the fair market value (the NASDAQ/ NMS closing price of the Company's Common Stock) on the Record Date ($16.00 per share), multiplied by the number of shares subject to the option. Excludes Replenishment Options, which will be granted with exercise prices equal to fair market value on the date of the Annual Meeting, assuming stockholder approval.

TAX INFORMATION

     GENERAL RULES. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option under the Directors' Plan. Upon exercise of the option, the optionee will recognize compensation income for federal tax purposes generally measured by the excess, if any, of the fair market value of the shares over the exercise price.

     GAIN OR LOSS ON RESALE. Upon a resale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the nonstatutory option will be treated as capital gain or loss. Capital losses are allowed in full against capital gains plus $3,000 of other income.

     COMPANY TAXATION. The Company will be entitled to a tax deduction in the amount that an optionee recognizes ordinary income with respect to shares acquired upon exercise of a nonstatutory option granted under the Directors' Plan.

     TAX SUMMARY. The foregoing summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant of options and purchase of shares under the Directors' Plan does not purport to be complete. In addition, this summary does not discuss the consequences of an optionee's death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed Ernst & Young, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 30, 1994 and recommends that stockholders vote "FOR" ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Ernst & Young has audited the Company's financial statements since 1980. Representatives of Ernst & Young are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Company may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Thomas F. Mulvaney, Secretary

Date: March 28, 1994

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             VLSI TECHNOLOGY, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

    The undersigned stockholder of VLSI Technology, Inc., a Delaware corporation, hereby acknowledges receipt of the 1993 Annual Report to Stockholders and the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting of Stockholders of VLSI Technology, Inc. to be held on Thursday, May 5, 1994 at 9:00 a.m. local time, at the Company's offices located at 1151 McKay Drive, San Jose, California 95131, and hereby appoints Alfred J. Stein and Thomas F. Mulvaney, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at such meeting, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth below:

    IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE COMPANY'S NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.

    1.  ELECTION OF DIRECTORS.

      FOR all nominees listed below                   WITHHOLD AUTHORITY to vote
      (except as marked to the contrary below) /
        /                                             for all nominees below / /

Pierre S. Bonelli, Robert P. Dilworth, James J. Kim, Alfred J. Stein and Horace
                                   H. Tsiang.

    2. PROPOSAL TO RATIFY AND APPROVE AMENDMENTS TO THE 1986 DIRECTORS' STOCK OPTION PLAN.
               / / FOR          / / AGAINST          / / ABSTAIN
                                                             (Continued on back)

(Continued from front)

    3. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS FOR 1994.

               / / FOR          / / AGAINST          / / ABSTAIN

    4. IN THEIR DISCRETION, THE PROXIES AND ATTORNEYS-IN-FACT ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, AND ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

    Either of such proxies and attorneys-in-fact, or their substitutes, as shall be present and shall act at said meeting or any adjournment or adjournments thereof shall have and may exercise all the powers of said proxies and attorneys-in-fact hereunder.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s).

    IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                                   Signature
               ------------------------------------------    Date
                       ---------------------------------

                                   Signature
               ------------------------------------------    Date
                       ---------------------------------

    (This Proxy should be dated, signed by the stockholder(s) exactly as his or her name(s) appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

I do / /do not / /plan to attend the Annual Meeting in person.